UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 26, 2014

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On June 26, 2014, Franklin Covey Co. (the Company) announced its financial results for the third quarter of fiscal 2014, which ended on May 31, 2014.  A copy of the earnings release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01  Regulation FD Disclosure

The Company has attached, as Exhibit 99.2, the slides for its investor call scheduled to be held on July 1, 2014.

Item 8.01  Other Events

On June 19, 2014, the Company announced that it would host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter ended May 31, 2014.  The discussion is scheduled to be held on Tuesday, July 1, 2014 at 5:00 p.m. Eastern time (3:00 p.m. Mountain time).

Interested persons can participate by dialing 800-708-4540 (International participants may dial 847-619-6397), access code: 37516997. Alternatively, a webcast will be accessible at the following Web site: http://www.edge.media-server.com/m/p/ggeezc9u.

A replay will be available from July 1 (7:30 pm ET) through July 8, 2014 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 37516997#.  The webcast will remain accessible through July 8, 2014 on the Investor Relations area of the Company's website at: http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
99.1	Earnings release dated May 31, 2014
99.2	Investor/Shareholder Webcast Slides for the Quarter Ended May 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	June 26, 2014	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer